Exhibit 99.1

NEWS RELEASE

C&J Energy Services Announces Amendments to Credit Facilities & Operational Update

HAMILTON, BERMUDA, September 30, 2015. C&J Energy Services Ltd. (NYSE: CJES) (“C&J” or the “Company”) today announced that it has entered into a waiver and second amendment (the “Waiver and Second Amendment”) and a third amendment (the “Third Amendment and, together with the Waiver and Second Amendment, the “Amendments”) to the credit agreement governing its existing senior secured credit facilities (the “Credit Facility”) to provide the Company with increased financial flexibility through the third quarter of 2018. The Company is also providing an update to the previously issued guidance regarding its third quarter results.

Amendments to Credit Facility

The Amendments include, among other things, the following terms:

•	Reduction in revolving credit facility (“Revolver”) commitment from $600 million to $400 million, subject to ongoing compliance with a newly implemented collateral coverage covenant, anticipated to provide sufficient liquidity

•	Suspension of the quarterly maximum leverage ratio test and the quarterly minimum interest coverage ratio test, commencing with the quarter ending September 30, 2015 through the quarter ending June 30, 2017, at which time such tests will be reinstated with the quarter ending September 30, 2017, initially at higher levels and tightening through September 30, 2018

•	Implementation of a quarterly minimum EBITDA covenant, commencing with the quarter ending September 30, 2015 and running through the quarter ending June 30, 2017, based on negotiated EBITDA levels and with accumulating cushion baskets available for any EBITDA shortfalls through the third quarter of 2016, providing enhanced flexibility for compliance

•	Increase to the applicable rate on outstanding Revolver borrowings by (i) 50 basis points in the event that the Company’s most recently reported total leverage ratio is greater than 4.0x and less than or equal to 4.5x and (ii) 100 basis points in the event that the Company’s most recently reported total leverage ratio is greater than 4.5x; however, unused commitment fees will decrease with the $200 million availability reduction, resulting in little-to-no additional interest expense

•	No changes to the pricing terms or maturity dates of the Term Loan B Facility

•	Effective as of September 29, 2015, maintaining the Revolver’s original scheduled maturity date of March 24, 2020

Randy McMullen, Jr., C&J Energy Services’ President and Chief Financial Officer, commented, “We are pleased to announce that we have successfully negotiated these Amendments to the Credit Facility, and we would like to thank our lending group for constructively working with us to achieve the immediate covenant relief needed to continue to operate in this difficult market. As we noted in our second quarter earnings conference call, like our competitors, our operational and financial results have been significantly impacted by the current downturn, which in turn impacts our ability to continue to comply with the financial covenants of the Credit Facility. We were able to negotiate for maximum financial flexibility, using current visibility to obtain greater relief for a longer period of time. Also, by agreeing to reduce the size of our Revolver to $400 million, we were able to negotiate a more favorable covenant structure with little-to-no immediate impact on our current cash interest expense. These Amendments are clearly a positive development for the Company and an important step in ensuring our long-term success, as they provide a sufficient amount of liquidity to work through this challenging time for our industry, and position us to accelerate activity when market conditions improve.”

Currently, the Company has $94.0 million drawn and $12.6 million of letters of credit outstanding under the Revolver, along with $1.057 billion outstanding under a Term Loan B Facility (comprised of a $573.5 million term loan B-1 and a $483.8 million term loan B-2) and approximately $20 million of cash on hand. Additional details regarding the Amendments can be accessed in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission, which includes a copy of the Amendments as exhibits, as well as a more detailed description of their respective terms.

Operational Update

During the third quarter of 2015, the Company experienced lower than anticipated activity and pricing levels to varying degrees across its operations due to the continued volatility and sustained weakness in commodity prices, with the most significant decline in the Company’s hydraulic fracturing operations. Accordingly, the Company’s third quarter financial results are expected to be lower than the guidance stated on the second quarter earnings conference call.

Josh Comstock, C&J Energy Services’ Founder, Chairman and Chief Executive Officer, stated, “The operating environment continued to be extremely challenging through the third quarter. We continue to anticipate that third quarter results from our Well Support Services segment, as well as for our coiled tubing operations within our Completions Services segment, will be essentially flat compared to the second quarter of 2015 and generally consistent with what we predicted on our second quarter earnings conference call. However, activity levels for our hydraulic fracturing operations have continued to decline, which will result in lower than anticipated profitability during the third quarter despite the significant cost cutting efforts that began during the first half of 2015. Although we made adjustments to mitigate those costs, additional labor and abnormal maintenance expenses will also impact third quarter profitability. Also, we experienced pricing pressure in our wireline operations, which resulted in lower than expected revenue and margins for this service line. Additionally, our Other Services segment was negatively impacted by a widespread reduction in activity and pricing, and the inherent time lag in cost cutting measures and right sizing those businesses as activity rapidly declined below expected levels will also reduce third quarter profitability. In light of these factors, we now estimate that total third quarter consolidated revenue will decline by approximately 15% sequentially, compared to the previously issued guidance of an estimated 5% to 10% decline from our reported second quarter results; with third quarter revenue from our hydraulic fracturing operations declining approximately 30% sequentially, compared to our previously issued guidance of a 15% to 25% decrease from the second quarter 2015.

“We will continue to vigilantly manage the business through these difficult times while maintaining a long-term perspective and staying true to our value-driven philosophy. Our earlier efforts to scale back operations and adjust our cost structure in line with activity and pricing levels minimized our losses in the second quarter. With the further deterioration of market conditions during the third quarter, we stacked additional equipment and further reduced head count, among other measures, to control costs, generate savings and right size our business. However, we will not realize the full benefit from these adjustments in the third quarter. We will continue to focus on further reducing operating costs and strict capital discipline in order to preserve financial flexibility, maximize cash flow and maintain liquidity. We are confident in our strategy, and intend to stay the course, making additional adjustments as needed to effectively respond to evolving market conditions.

“We are pleased to have successfully completed the process of amending our Credit Facility, and appreciate the support of the lending group in reaching a mutually beneficial resolution. The new covenant package provides us with important additional flexibility to manage our business during this industry downturn. This positive outcome was due to the strong relationships that we have with our banks, and demonstrates their long-term confidence in our Company. I also want to thank Randy and our management team, as well as our legal team, for their efforts in driving the amendment process to a favorable conclusion and ensuring we have a financial platform that should position us for the current environment and for long-term success. We are confident in the steps we are taking and we remain focused on creating long-term value for our shareholders.”

About C&J Energy Services

C&J Energy Services is a leading provider of well construction, well completions, well support and other complementary oilfield services to oil and gas exploration and production companies. As one of the largest completion and production services companies in North America, C&J offers a full, vertically integrated suite of services involved in the entire life cycle of the well, including directional drilling, cementing, hydraulic fracturing, cased-hole wireline, coiled tubing, rig services, fluids management services and other special well site services. C&J operates in most of the major oil and natural gas producing regions of the continental United States and Western Canada. The Company also has an office in Dubai and is working to establish an operational presence in key countries in the Middle East. For additional information about C&J, please visit www.cjenergy.com.

C&J Energy Services Investor Contact:

investors@cjenergy.com

713-260-9986

Forward-Looking Statements and Cautionary Statements

This news release contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,”

“estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to stockholders, and future economic and industry conditions are forward-looking statements within the meaning of federal securities laws.

Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: costs and difficulties related to the integration of C&J’s business and operations with the C&P Business’s business and operations; the inability to obtain or delay in obtaining cost savings and synergies from the integration of these businesses; unexpected costs, the outcome of pending or potential litigation; the inability to retain key personnel; any changes in general economic and/or industry specific conditions; risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

C&J cautions that the foregoing list of factors is not exclusive. For additional information regarding known material factors that could cause our actual results to differ from our present expectations and projected results, please see our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.